Exhibit 3.5
CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
AMERICAN PUBLIC EDUCATION, INC.
     American Public Education, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Corporation”), hereby certifies as follows:
     1. The Amended and Restated Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 31, 2005 (as heretofore amended, supplemented and restated the “Amended and Restated Certificate of Incorporation”).
     2. This Amendment to Amended and Restated Certificate of Incorporation has been duly adopted in accordance with the provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.
     3. This Amendment to Amended and Restated Certificate of Incorporation amends Article FOURTH of the Amended and Restated Certificate of Incorporation by deleting Article FOURTH Section A in its entirety and by substituting in lieu thereof the following:
          A. CLASSES OF STOCK
          1. Authorized Shares. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 59,412,073, of which 50,000,000 shares shall be designated as “Common Stock,” par value $0.01 per share (the “Common Stock”), and 9,412,073 shares shall be designated as “Class A Common Stock,” par value $0.01 per share (the “Class A Common Stock”).
          2. Stock Split. At 5:00 p.m., Eastern Time, on September 19, 2007 (the “Effective Time”), each share of Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) shall immediately following the Effective Time be changed, reclassified and subdivided into eleven (11) shares of Common Stock, par value $0.01 per share (the “New Common Stock”) (such change, reclassification and combination being referred to herein as the “Stock Split”). Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which the shares of Old Common Stock represented by such certificate shall have been reclassified and subdivided; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled pursuant to the Stock Split. At the Effective Time, each share of Class A Common Stock, issued and outstanding immediately prior to the Effective Time (the “Old Class A Common Stock”) shall immediately following the Effective Time be changed, reclassified and subdivided into eleven (11) shares of Class A Common Stock, par value $0.01 per share (the “New Class A Common Stock”) (such change, reclassification and combination being referred to herein as the “Class A Stock Split”). Each certificate that theretofore represented shares of Old Class A Common Stock shall thereafter represent that number of shares of New Class A Common Stock into which the shares of Old Class A Common Stock represented by such certificate shall have been reclassified and subdivided; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Class A Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Class A Common Stock to which such person is entitled pursuant to the Class A Stock Split.
[signature page follows]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be signed by Wallace E. Boston, Jr., the President and Chief Executive Officer of the Corporation, on this 19th day of September, 2007.

AMERICAN PUBLIC EDUCATION, INC.
By:	/s/ Wallace E. Boston, Jr.
Name:	Wallace E. Boston, Jr.
Title:	President and Chief Executive Officer

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